Exhibit 3.57

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I Hereby certify that the foregoing has been filed and approved on the 26 day of July 1996 in the office of this Division and hereby issue this Certificate thereof.
Examiner /s/ [ILLEGIBLE] Date 7/26/96

/s/ Korla T. Woods KORLA T. WOODS
Division Director
EXPEDITE
ARTICLES OF INCORPORATION
OF
Central Utah Healthcare Corporation
RECEIVED
JUL 26 1996
Utah Div. of Corp. & Comm. Code

The undersigned, a natural person at least eighteen years old, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing the business corporation hereinafter named (the “corporation”), pursuant to the provisions of the Utah Revised Business Corporation Act.
     FIRST: The purposes for which the corporation is organized, which shall include, the authority of the corporation to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, are as follows:
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a)	To purchase, lease, or otherwise acquire, to operate, and to sell, lease, or otherwise dispose of hospitals, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; to engage in any other acts or acts which a corporation may perform for a lawful purpose or purposes.

b)	To consult with owners of hospitals and all other types of health care or medically-oriented facilities or manages thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.

c)	To provide consultation, advisory and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship

d)	To engage in any lawful businesses which are directly or indirectly related to the above purposes.
     SECOND: The corporate name for the corporation is Central Utah Healthcare Corporation.
     THIRD: The number of shares which the corporation is authorized to issue is One Thousand (1,000), all of which are of a par value of One Dollar ($1.00) dollar each and are of the same class and are Common shares.
     FOURTH : The street address of the initial registered office of the corporation in the State of Utah is One Utah Center, 201 South Main Street, Salt Lake City 84111.

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The name of the initial registered agent of the corporation at the registered office is The Prentice-Hall Corporation System, Inc.
The signature of the said registered agent is set forth in the last Article of these Articles of Incorporation.
     FIFTH: The name and the address of the incorporator are:

NAME	ADDRESS
M. Helene Waldo	One Park Plaza
Nashville TN 37203
     SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation, and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
     SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify, any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnifications provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented.
     NINTH: The duration of the corporation shall be perpetual.

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     TENTH: The signature of the aforesaid registered agent of the corporation is as follows:

The Prentice-Hall Corporation System, Inc.

	By	/s/ Kelly A. Honley Kelly A. Honley Asst. Sec.

Signed on July 23, 1996

/s/ Helene Waldo

Helene Waldo, Incorporator

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City of Nashville
County of Davidson
July 23, 1996
WRITTEN CONSENT
OF
INCORPORATOR TO
ORGANIZATIONAL ACTION
OF
CENTRAL UTAH HEALTHCARE CORPORATION
Under Section 16-10a-205 of the Utah Revised
Business Corporation Act
(Incorporated on July 23, 1996)
          The following action is taken this day through this instrument by the incorporator of the above-named corporation.
1.	The adoption of the initial Bylaws for the corporation.

2.	The election of the following person to serve as the director of the corporation until the first shareholders’ meeting at which directors are elected.

/s/ Helene Waldo
Helene Waldo, Incorporator

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CO192785

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I Hereby certify that the foregoing has been filed and approved on the 19 day of May 1997 to the office of this Division and hereby issue this Certificate thereof.
Examiner [ILLEGIBLE] Date 5/20/97

/s/ Korla T. Woods KORLA T. WOODS
Division Director
EXPEDITE
ARTICLES OF AMENDMENT
OF
CENTRAL UTAH HEALTHCARE CORPORATION
RECEIVED
MAY 19 1997
Utah Div. of Corp. & Comm. Code

To the Division of Corporations and Commercial Code
State of Utah
Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter named (the “corporation”) does hereby adopt the following Articles of Amendment.
1. The name of the corporation is Central Utah Healthcare Corporation.
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2. Article 2 of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:
     “The corporate name for the corporation is Columbia Ogden Medical Center, Inc.”
3. The date of adoption of the aforesaid amendment was May 12, 1997.
4. The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved as follows:
(a)	Designation of voting group: HTI of Utah, Inc., the sole shareholder of 1,000 shares of common stock of the Central Utah Healthcare Corporation

(b)	Number of outstanding shares of voting group: 1,000

(c)	Number of shares of voting group entitled to vote on the amendment: 1,000

(d)	Number of shares of voting group indisputably represented at the meeting: 1,000

5. The total number of votes cast for and against the said amendment by the voting group entitled to vote on the said amendment is as follows:
(a)	Designation of voting group: HTI of Utah, Inc., the sole shareholder of 1,000 shares of common stock of Central Utah Healthcare Corporation.

(b)	Number of votes of voting group: 1,000

(c)	Number of votes of voting group cast against the amendment: 0
6. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.
Executed on May 12, 1997.

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, Vice President

CO192785
CO176474

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I Hereby certify that the foregoing has been filed and approved on the 1 day of July 1997 in the office of this Division and hereby issue this Certificate thereof.
Examiner /s/ [ILLEGIBLE] Date 7/2/97

/s/ Korla T. Woods KORLA T. WOODS
Division Director
EXPEDITE
ARTICLES OF MERGER
OF
OGDEN MEDICAL CENTER, INC. AND
COLUMBIA OGDEN MEDICAL CENTER, INC.
RECEIVED
JUL — 1 1997
UTAH DIV. OF CORP. AND COMM. CODE

To the Division of Corporations and Commercial Code
State of Utah
     Pursuant to the provisions of the Utah Revised Business Corporation Act, the domestic corporations herein named do hereby submit the following Articles of Merger.
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1.	Annexed hereto and made a part hereof is the Plan of Merger for merging Ogden Medical Center, Inc. with and into Columbia Ogden Medical Center, Inc. as approved by resolution adopted at a meeting by the Board of Directors of Ogden Medical Center, Inc. on June 26, 1997 and by resolution adopted at a meeting by the Board of Directors of Columbia Ogden Medical Center, Inc. on June 26, 1997.

2.	In respect of Ogden Medical Center, Inc., the designation, the number of outstanding shares, and the number of votes entitled to be cast by each voting group entitled to vote on the Plan of Merger, are as follows:
(a)	Designation of voting group: Common stock

(b)	Number of outstanding shares of voting group: 1,000

(c)	Number of votes of voting group entitled to be cast on the Plan of Merger: 1,000
3.	In respect of Ogden Medical Center, Inc., the total number of undisputed votes cast for the Plan of Merger by each voting group entitled to vote on the Plan of Merger is as follows:
(a)	Designation of voting group: Common stock

(b)	Number of votes of voting group cast for the Plan of Merger: 1,000

(c)	Number of votes of voting group cast against the Plan of Merger: 0

4.	The said number of votes cast for the Plan of Merger was sufficient for the approval thereof by the said voting group of Ogden Medical Center, Inc.

5.	In respect of Columbia Ogden Medical Center, Inc., the designation, the number of outstanding shares, and the number of votes entitled to be cast by each voting group entitled to vote on the Plan of Merger, and the number of votes of each voting group indisputably represented at the meeting at which the Plan of Merger was approved are as follows:
(a)	Designation of voting group: Common

(b)	Number of outstanding shares of voting group: 1,000

(c)	Number of votes of voting group entitled to be cast on the Plan of Merger: 1,000
6.	In respect of Columbia Ogden Medical Center, Inc., the total number of undisputed votes cast for the Plan of Merger by each voting group entitled to vote on the Plan of Merger is as follows:
(a)	Designation of voting group: Common

(b)	Number of votes of voting group cast for the Plan of Merger: 1,000

(c)	Number of votes of voting group cast against the Plan of Merger: 0
7.	The said number of votes cast for the Plan of Merger was sufficient for the approval thereof by the said voting group of Columbia Ogden Medical Center, Inc.
Executed on June 26, 1997.

Ogden Medical Center, Inc.
By:	/s/ John M. Franck II
JOHN M. FRANCK II
Corporate Secretary

Columbia Ogden Medical Center, Inc.
By:	/s/ John M. Franck II
JOHN M. FRANCK II
Corporate Secretary

     PLAN OF MERGER adopted by Ogden Medical Center, Inc., a business corporation organized under the laws of the State of Utah, by resolution of its Board of Directors on June 26, 1997, and adopted on June 26, 1997, and by Columbia Ogden Medical Center, Inc., a business corporation organized under the laws of the State of Utah, by resolution of its Board of Directors on June 26, 1997. The names of the corporations planning to merge are Ogden Medical Center, Inc., a business corporation organized under the laws of the State of Utah, and Columbia Ogden Medical Center, Inc., a business corporation organized under the laws of the State of Utah. The name of the surviving corporation into which Ogden Medical Center, Inc. plans to merge is Columbia Ogden Medical Center, Inc.
1. Ogden Medical Center, Inc. and Columbia Ogden Medical Center, Inc. shall, pursuant to the provisions of the Utah Revised Business Corporation Act, be merged with and into a single corporation, to wit, Columbia Ogden Medical Center, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Utah Revised Business Corporation Act. The separate existence of Ogden Medical Center, Inc., which is sometimes hereinafter referred to as the “non-surviving corporation”, shall cease at the effective time and date of the merger in accordance with the provisions of the Utah Revised Business Corporation Act.
     2. The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Utah Revised Business Corporation Act.
     3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Utah Revised Business Corporation Act.
     4. The directors and officers in office of the surviving corporation when the merger takes effect shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.
     5. Each issued share of the non-surviving corporation when the merger takes effect shall be converted into 1,000 shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the surviving corporation.

     6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Utah Revised Business Corporation Act.
     7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Utah Revised Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Utah, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.
     8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers-of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.